Exhibit 99.4

Central European Distribution Corporation

Pro Forma Combined Condensed Financial Information

The unaudited pro forma combined condensed income statements combine the historical consolidated statements of income of Central European Distribution Corporation (“CEDC”) and consolidated financial statements of Lion/Rally Cayman2 (“Cayman2”), being the holding company of the Russian Alcohol Group (“RAG”) and combined financial statements of Russian Alcohol Group, giving effect to the acquisitions as well as other relevant events if they had occurred on January 1, 2008. The unaudited pro forma condensed combined balance sheet combines the historical consolidated balance sheet of Central European Distribution Corporation and the historical consolidated balance sheet of Cayman2 giving effect to the acquisitions as well as other relevant events as if they had occurred on March 31, 2009.

CEDC has accounted for the acquisition of RAG using the purchase method in accordance with SFAS 141R, “Business Combinations”, and has allocated the aggregate purchase price to the assets acquired and liabilities assumed based on their estimated fair values at the acquisition date.

The pro forma combined condensed financial information does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements and therefore should be read in conjunction with:

•	historical financial statements of CEDC for the year ended December 31, 2008 included in its Current Report on Form 8-K filed with the Securities and Exchange Commission on July 10, 2009;

•

unaudited interim financial statements of CEDC for the three months ended March 31, 2009 included in its Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 11, 2009;

•	the other audited financial statements included in this Current Report on Form 8-K.

The consolidated historical financial statements for Cayman2 for the period from July 9, 2008 to December 31, 2008, and the combined interim financial statements of RAG for the period from January 1, 2008 to July 8, 2008 have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board. Appropriate adjustments were made to convert this information to be compliant with US GAAP presentation.

The unaudited consolidated financial information for Cayman2 for the three month period ended March 31, 2009 was prepared in accordance with US GAAP.

The pro forma adjustments do not reflect operating efficiencies and cost savings that may be achievable with respect to the newly acquired company or costs to integrate the acquired company or achieve operating efficiencies and cost savings. No assurances can be made that CEDC will realize any such efficiencies or cost savings. The pro forma adjustments do not include any adjustments to the historical operating data for future changes in selling prices or changes in operations.

The allocation of the purchase price in the acquisitions as reflected in these unaudited pro forma combined condensed financial statements has been based upon preliminary estimates of the fair value of assets acquired and liabilities assumed as of the date of the acquisition. This preliminary allocation of the purchase price is based on available public information and is dependent upon certain estimates and assumptions, which are preliminary may change in a material way and have been made solely for the purpose of developing such pro forma combined condensed financial information.

The pro forma combined condensed financial information is presented for illustrative purposes only and is not intended to be indicative of the financial position and operating results that would have occurred if the acquisition had been consummated in accordance with the assumptions set forth below nor is it intended to be a forecast of future operating results or financial position.

Central European Distribution Corporation

Unaudited Pro Forma Condensed Combined Balance Sheet Information

March 31, 2009

Amounts in columns expressed in thousands of USD

	Historical CEDC Consolidated	Cayman2 Consolidated	Pro forma Adjustments		Total Pro forma
ASSETS
Current Assets
Cash and cash equivalents	$64,295	$154,276	($13,250)	A	$205,321
Accounts receivable, net of allowance for doubtful accounts	250,506	147,196	—		397,702
Inventories	147,155	40,902	—		188,057
Prepaid expenses and other current assets	25,561	52,310	—		77,871
Deferred income taxes	29,682	31,184	—		60,866

Total Current Assets	517,199	425,868	(13,250)		929,817

Intangible assets, net	481,482	175,334	0		656,816
Goodwill, net	630,291	145,074	929,071	B	1,704,436
Property, plant and equipment, net	75,614	105,238	—		180,852
Deferred income taxes	19,479	—	—		19,479
Equity method investment in affiliates	127,244	25	(72,490)	B	54,779
Subordinated loans to affiliates	109,845	—	(109,845)	A,E	—

	1,443,955	425,671	746,736		2,616,362

Total Assets	$1,961,154	$851,539	$733,486		$3,546,179

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Trade accounts payable	$137,591	$42,894	$—		$180,485
Bank loans and overdraft facilities	50,022	37,500	—		87,522
Income taxes payable	665	3,825	—		4,490
Taxes other than income taxes	74,808	—	—		74,808
Deferred consideration	—	—	39,077	A	39,077
Other accrued liabilities	66,004	113,918	—		179,922
Current portions of obligations under capital leases	1,436	—	—		1,436
Deferred income taxes	—	42,556	—		42,556
Current portion of long-term debt	—	6,868	—		6,868

Total Current Liabilities	330,526	247,561	39,077		617,164

Long-term debt, less current maturities	174,390	386,907	(109,845)	E	451,452
Long-term obligations under capital leases	1,653	—	—		1,653
Long-term obligations under Senior Notes	614,622	—	—		614,622
Deferred consideration	—	—	441,576	A	441,576
Deferred income taxes	96,669	—	79,862	H	176,531

Total Long Term Liabilities	887,334	386,907	411,593		1,685,834

Redeemable noncontrolling interests in Whitehall Group	19,015	—	—		19,015
Stockholders’ Equity
Common Stock	494	382,500	(382,500)		494
Additional paid-in-capital	816,285	—	—		816,285
Retained earnings	98,927	(79,366)	453,918		473,479
Accumulated other comprehensive income	(203,991)	(121,095)	196,430		(128,656)
Less Treasury Stock at cost	(150)	—	—		(150)

Total CEDC Stockholders’ Equity	711,565	182,039	267,848	D	1,161,452

Noncontrolling interests in subsidiaries	12,714	35,032	14,968	B	62,714

Total Equity	724,279	217,071	282,816		1,224,166

Total Liabilities and Stockholders’ Equity	$1,961,154	$851,539	$733,486		$3,546,179

Central European Distribution Corporation

Unaudited Pro Forma Condensed Combined Income Statement Information

Three months ended March 31, 2009

Amounts in columns expressed in thousands of USD (except per share data)

	Historical CEDC Consolidated	Cayman2 Consolidated	Pro forma Adjustments		Total Pro forma
Net Sales	$217,892	$80,790	$—		$298,682
Cost of goods sold	156,730	38,622	—		195,352

Gross Profit	61,162	42,168	—		103,330

Operating expenses	40,856	32,473	—		73,329

Operating Income	20,306	9,695	—		30,001

Non operating income /(expense)
Interest income/ (expense), net	(11,740)	(970)	58	C	(12,652)
Other financial income/ (expense), net	(96,220)	(51,176)	—		(147,396)
Amortization of deferred charges	—	—	(13,216)	A	(13,216)
Other income/ (expense), net	(162)	(3,686)	—		(3,848)

Income before taxes	(87,816)	(46,137)	(13,158)		(147,111)
Income tax expense	17,564	3,879	2,500	F	23,943
Equity in net earnings of affiliates	(18,421)	—	17,724	B	(697)

Net income / (loss)	$(88,673)	$(42,258)	$7,066		$(123,865)

Less: Net income / (loss) attributable to noncontrolling interests in subsidiaries	(111)	—	(3,968)	G	(4,079)
Less: Net income / (loss) attributable to redeemable noncontrolling interests in Whitehall Group	(901)	—	—		(901)

Net income /(loss) attributable to CEDC	$(87,661)	$(42,258)	$11,034		$(118,885)

Weighted average number of shares outstanding	47,916				51,682
Net income per share of common stock, basic	$(1.83)				$(2.30)

Net income per share of common stock, diluted	$(1.83)				$(2.30)

Central European Distribution Corporation

Unaudited Pro Forma Condensed Combined Income Statement Information

Twelve months ended December 31,2008

Amounts in columns expressed in thousands of USD (except per share data)

	Historical CEDC	RAG Total J	Pro forma Adjustments		Total Pro forma
Net Sales	$1,647,004	$580,656	$—		$2,227,660
Cost of goods sold	1,224,899	302,394	—		1,527,293

Gross Profit	422,105	278,262	—		700,367

Operating expenses	223,373	230,839	—		454,212

Operating Income	198,732	47,423	—		246,155

Non operating income /(expense)
Interest income/ (expense), net	(50,360)	(29,661)	(75)	C	(80,096)
Other financial income/ (expense), net	(132,936)	(70,487)	—		(203,423)
Amortization of deferred charges	—	—	(56,378)	A	(56,378)
Other income/ (expense), net	410	(20)	—		390

Income before taxes	15,846	(52,745)	(56,453)		(93,352)
Income tax expense	(12,952)	16,398	10,726	F	14,172
Equity in net earnings of affiliates	(9,002)	—	17,521	B	8,519

Net income / (loss)	$(6,108)	$(36,347)	$(28,206)		$(70,661)

Less: Net income / (loss) attributable to noncontrolling interests in subsidiaries	3,680	—	(3,413)	G	267
Less: Net income / (loss) attributable to redeemable noncontrolling interests in Whitehall Group	6,803	—	—		6,803

Net income /(loss) attributable to CEDC	$(16,591)	$(36,347)	$(24,793)		$(77,731)

Weighted average number of shares outstanding	44,088				49,858
Net income per share of common stock, basic	$(0.38)				$(1.56)

Net income per share of common stock, diluted	$(0.38)				$(1.56)

Central European Distribution Corporation

Notes to the Unaudited Pro Forma Condensed Combined Financial Information

Amounts in columns expressed in thousands of USD (except per share data)

A.	AQUISITIONS AND CONSIDERATION

Cayman2 – Russian Alcohol Group

On July 9, 2008, the Company closed on its acquisition of approximately 47.5% of the common equity of a Cayman Islands company, referred to as Cayman 2, for approximately $181.5 million in cash, and purchased $103.5 million in subordinated exchangeable loan notes from a subsidiary of Cayman 2. Lion Capital LLP (“Lion”) and certain of its affiliates and other financial investors acquired the remaining common equity of Cayman 2, which indirectly owned approximately 88.4% of the outstanding equity of the Russian Alcohol Group. The Russian Alcohol Group, also referred to as “RAG,” is the leading vodka producer in Russia.

On April 24, 2009, the Company and Lion entered into new agreements to govern the Company’s acquisition of all of the outstanding equity of Cayman 2 held by Lion. In connection with those new agreements, on April 29, 2009 the Company acquired certain equity interests in Cayman 2 from Lion in exchange for $13,250,000 in cash, and sold the subordinated exchangeable loan notes to Cayman 2 and used the proceeds to acquire additional equity interests in Cayman 2. After these transactions, the Company’s indirect equity interest in RAG increased from 42% to approximately 54%. The Company is obligated to make certain other cash payments to Lion, and make certain issuances of shares of its common stock to Lion, through 2013 in exchange for the remainder of the equity of Cayman 2 held by Lion. These new arrangements are described in more detail in our current report on Form 8-K filed with the US SEC on April 30, 2009.

The Company entered into an Option Agreement (the “Option Agreement”) with certain companies we refer to herein as Cayman 4, Cayman 5, and Cayman 6 (that holds the restructured investment in RAG) and Cayman Exempted Limited Partnership, of which the Company and Cayman 2 are limited partners (“Cayman 7”). The Option Agreement governs the Company’s acquisition of the remaining equity interests in RAG held by Lion over the following four years.

Pursuant to the Option Agreement, Cayman 4 and Cayman 5 granted Cayman 7 a series of options entitling Cayman 7 to acquire, subject to the receipt of certain antitrust approvals, the remaining equity interests of RAG held by Lion through Cayman 4 and Cayman 5 (the “Cayman 7 Call Options”). In connection with the exercise of these options, Cayman 7 will receive certain equity interests in RAG, and will pay to Cayman 4 and Cayman 5 consideration as follows: (1) 1,000,000 shares of Common Stock issuable on or within 30 days after October 31, 2009, (2) 1,575,000 shares of Common Stock issuable on June 15, 2010 and $25,330,517 and €22,822,679 payable in cash on or within 30 days after June 30, 2010 ($15,000,000 of which may, at the Company’s election, be replaced with an equivalent amount of Common Stock), (3) $69,083,229 and €62,243,670 payable in cash on or within 60 days after May 31, 2011 ($15,000,000 of which may, at the Company’s election, be replaced with an equivalent amount of Common Stock), (4) 751,852 shares of Common Stock issuable, and $70,019,690 and €63,087,417 payable in cash, on or within 90 days after July 31, 2012, and (5) $69,083,229 and €62,243,670 payable in cash on or within 120 days after May 31, 2013 (subject to reduction by up to $10,000,000, and up to $20,000,000 of which may, at the Company’s election, be replaced with an equivalent amount of Common Stock, in each case based upon the date on which such Cayman 7 Call Option is exercised and consummated) (all such Common Stock issuable pursuant to (1) – (5), above, the “Option Share Consideration”). The amounts of cash payable, and number of shares issuable, are subject to certain adjustments based on the price of one share of Common Stock, and reduction in the event of early payment by the Company, in each case over the course of the Acquisition. The Company also will be able to apply the value of any dividends from RAG, in respect of its and Lion’s equity stakes, to prepayment of the consideration. Upon the consummation of all of the transactions contemplated above, the Company will hold all of the equity interests in RAG previously held by Lion, and will hold substantially all of the equity interests in RAG.

As consideration for Cayman 4 and Cayman 5 granting to Cayman 7 the Cayman 7 Call Options, the Company within 30 days after the execution of the Option Agreement, granted to Cayman 4 and Cayman 5 warrants to acquire Common Stock as follows: (1) warrants to acquire, in the aggregate, 1,490,550 shares of Common Stock at an exercise price of $22.11, exercisable on May 31, 2011, (2) warrants to acquire, in the aggregate, 300,000 shares of Common Stock at an exercise prices of $26.00, exercisable on July 31, 2012, and (3) warrants to acquire, in the aggregate, 1,803,813 shares of Common Stock at an exercise prices of $26.00, exercisable on May 31, 2013 (all such warrants, the “Warrants” and all Common Stock issuable pursuant to the exercise of the Warrants, together with the Note Share Consideration and the Option Share Consideration, the “Share Consideration”). Each of the Warrants may be settled, at the Company’s option, in cash or on a net shares basis.

Based on the guidelines from FAS 141R and FAS 150 business combination is considered a 100 percent acquisition of the shareholding we are committed to buy. We disclosed in the consolidated pro forma balance sheet full liability for such commitment, meaning that CEDC consolidates full profit and loss results for Cayman 2 except for the 9.4% interest owned by Russian Minority Shareholders. The shareholding that we are committed to buy is 90.6% of total shareholding in RAG. We account for the 9.4% of non-controlling interest being presented under the Equity section in the consolidated balance sheet of CEDC.

Under the requirements of FAS 150, mandatorily redeemable financial instruments are initially measured at fair value and subsequently measured at each period end at the present value of the amount to be paid at settlement (discounted at the rate implicit at inception), if both the amount of cash and the settlement date are fixed, or, otherwise, at the amount that would be paid under the conditions specified in the contract if settlement occurred at the reporting date. Present value was determined using 14.5% discount rate.

Total consideration for the acquisition consisted of the following:

Cash consideration – already paid	$194,750
Consideration from conversion of subordinated loan notes	109,845
Cash consideration to be paid (deferred consideration stated at present value)	360,026
Consideration in shares (deferred consideration stated at present value)	69,819
Consideration in warrants (deferred consideration stated at present value)	17,405

$751,845

The Pro forma condensed combined financial information excludes any effects of the foreign currency changes or any hedge transactions the company may enter into.

The table below presents interest expenses on amortization of discount related to deferred charges.

Adjustment for the year ended December 31, 2008	$56,378
Adjustment for the three months ended March 31, 2009	$13,216

B.	DETERMINATION OF GOODWILL AND ADJUSTMENTS TO EQUITY IN AFFILIATES

In connection with the preparation of the Pro Forma Condensed Combined Balance sheet information at March 31, 2009 the book values of certain assets are adjusted to estimated fair values as follows:

Fair value of consideration	$571,138
Fair value of non-controlling interest	50,000
Fair value of previously held equity	492,818
Fair value of contingent consideration	33,402

less: 100% of Net Identifiable Assets	(73,213)

Preliminary Goodwill from Acquisition	1,074,145

less: RAG historical goodwill	(145,074)

Preliminary Pro Forma Goodwill Adjustment	$929,071

In accordance with SFAS 142, “Goodwill and Other Intangible Assets”, goodwill is not amortized. The allocation of the excess purchase price to goodwill may be revised upon completion of an independent valuation with regards to the acquisition of the tangible and intangible business assets acquired. CEDC does not expect material adjustments from the completion of this process.

The following adjustments are made to eliminate the March 31, 2009 and December 31, 2008 income from RAG consolidated under equity method from the income statement:

	March 31, 2009	December 31, 2008
Elimination of equity in net earnings of affiliates	$(17,724)	$(17.521)

The carrying book value of previously held equity as of March 31, 2009 amounted to $72,490k that was eliminated as a pro forma adjustment.

C.	FINANCING OF ACQUISITION

To finance a portion of the cash consideration for the Russian Alcohol Group acquisition our subsidiary, Carey Agri borrowed USD 40 million pursuant to a Term Facility. The Term Loan bears interest at a rate equal to the London Interbank Rate plus 2.5%. The Term Loan is guaranteed by CEDC and a number of our subsidiaries and is secured by all of the shares of capital stock of Carey Agri and subsequently will be further secured by shares of capital stock in certain other subsidiaries of CEDC. As the interest rate on this loan is variable we present in the below table the impact in USD on net result as if the interest rate would have changed by  1/8 percent.

	March 31, 2009	December 31, 2008
Impact on interest	$12,500	$50,000
Tax	(2,375)	(9,500)
Net Income	10,125	40,500
Non-controlling interest	951	3,803

Net income attributable to CEDC	$9,174	$36,697

Represents the impact of equalizing the historical interest rates to current market rates as well as including full period of interest expense in 2008. The pro forma impact for the twelve months ended December 31, 2008 was an expense of $75k and for the three months ended March 31, 2009 was an income of $58k.

D.	ELIMINATION OF ACQUIRED COMPANIES’ SHAREHOLDERS’ EQUITY ACCOUNTS

The following adjustments are made to eliminate the March 31, 2009 stockholders’ equity accounts of RAG:

March 31, 2009
Common Stock	$(382,500)
Retained earnings	79,366
Accumulated other comprehensive income	121,095

$(182,039)
Additional eliminations made to equity:
Other adjustments including other comprehensive income on previously held investment	74,176
Elimination from retained earnings the results of RAG being previously consolidated under equity method	35,245
Gain from business combination (see Note I for details)	420,328
Deferred tax calculated on the gain from business combination (see Note I for details)	(79,862)

267,848

E.	ELIMINATION OF INTERCOMPANY TRANSACTIONS

The following adjustments are made to eliminate the March 31, 2009 and December 31, 2008 intercompany transactions in the consolidated income statement and balance sheet:

	March 31, 2009	December 31, 2008
Interest accrued on loan notes	$(2,138)	$(4,207)

Loan notes as at March 31, 2009	$(103,500)
Interest accrued on loan notes as at March 31, 2009	(6,345)

	$109,845

F.	INCOME TAX

The pro forma income tax adjustments takes into consideration for the following items:

	March 31, 2009	December 31, 2008
Tax impact on amortization of deferred consideration	$2,511	$10,712
Tax impact on additional finance costs	(11)	14

	$2,500	$10,726

The pro forma adjustment reflect the impact of Polish tax calculated at the Polish statutory tax rate of 19%.

G.	NON-CONTROLLING INTERESTS

As a result of consolidation of Cayman2 and its subsidiaries the adjustments to reflect the 9.4% minority interest in the Combined Condensed Income Statement were as follows:

	March 31, 2009	December 31, 2008
Net result attributable to Non-controlling interests	$3,968	$3,413

H.	NON-RECURING ITEMS EXCLUDED FROM PRO FORMA

As a result of business combination under FAS 141R CEDC remeasured previously held equity in Cayman2 to fair value and the difference between the carrying value and the fair value of the previously held equity interest should be recognized as a gain of $340,466k net of deferred tax liability amounting to $79,862k in the income statement. However the pro forma income statement does not disclose this gain, since such gain is non-recurring and directly attributable to the transaction for which pro forma financial statements are prepared.

I.	CONTINGENCIES

CEDC may be required to seek for approvals from appropriate regulatory agencies prior to completing this acquisition. The management is unable at this stage of the process to assess the potential impact on the financial statements.

J.	RAG 2008 FINANCIAL DATA

The following table shows split of income statement data presented for the period from January 1, 2008 to December 31, 2008 into combined income statement of Russian Alcohol Group for the period from January 1, 2008 to July 8, 2008, consolidated income statement of Cayman2 for the period from July 9, 2008 to December 31, 2008 as well as US GAAP adjustments applied to these IFRS financial statements.

	RAG combined IFRS 1H 2008	Cayman2 consolidated IFRS 2H 2008	US GAAP Adjustments	RAG Total for twelve months ended December 31, 2008
Net Sales	$237,942	$342,714	$—	$580,656
Cost of goods sold	125,772	176,622	—	302,394

Gross Profit	112,170	166,092	—	278,262
Operating expenses	102,090	136,756	(8,007)	230,839

Operating Income	10,080	29,336	8,007	47,423
Non operating income /(expense)	(11,597)	(89,530)	959	(100,168)

Income before taxes	(1,517)	(60,194)	8,966	(52,745)
Income tax expense	573	16,934	(1,109)	16,398
Net income / (loss)	$(944)	$(43,260)	$7,857	$(36,347)

The US GAAP adjustments related to transaction costs that were expensed as part of business combination for IFRS purposes are capitalized for US GAAP purposes.